EXHIBIT 5.1

                            Kelley Drye & Warren LLP

                                 101 Park Avenue

                               New York, NY 10178

                                  June 6, 2005

Board of Directors
Standard Motor Products, Inc.
37-18 Northern Boulevard
Long Island City, NY  11101

                 Re:  Registration Statement on Form S-8 for
                      2004 Omnibus Stock Option Plan and
                      2004 Independent Directors' Stock Option Plan

Dear Sirs:

                  We are acting as counsel to Standard Motor Products, Inc., a New York corporation (the "Corporation"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended ("Act"), with the Securities and Exchange Commission (the "Commission") relating to the registration of an aggregate of 550,000 shares of common stock, $2.00 par value per share (the "Shares"), of the Corporation, of which 500,000 Shares are issuable pursuant to the Registrant's 2004 Omnibus Stock Option Plan and 50,000 Shares are issuable pursuant to the 2004 Independent Directors' Stock Option Plan (the "Plans").

                  In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the Plans; (ii) an executed copy of the Registration Statement; (iii) the Corporation's Restated Certificate of Incorporation, and the Corporation's Restated By-laws; and (iv) the minute books and other records of corporate proceedings of the Corporation, as made available to us by officers of the Corporation. In addition, we have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

                  For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons and the genuineness of all signatures on all documents examined by us. As to certain factual matters




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material to the opinion expressed herein, we have relied, to the extent we deemed proper, upon representations, warranties and statements as to factual matters of officers and other representatives of the Corporation. We are members of the Bar of the State of New York and express no opinion as to any law other than the laws of the State of New York and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

                  Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that the Shares to be issued by the Corporation pursuant to the Plans have been duly authorized and reserved for issuance and, when certificates for the Shares have been duly executed by the Corporation, countersigned by a transfer agent, duly registered by a registrar for the Shares and issued and paid for in accordance with the terms of the Plans, the Shares will be validly issued, fully paid and non-assessable.

                  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

                  We hereby consent to the filing of this letter as an Exhibit
5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                  This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                         Very truly yours,

                                         KELLEY DRYE & WARREN LLP


                                         By:  /S/ KELLEY DRYE & WARREN LLP
                                              ----------------------------
                                                       A Partner